Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2024 RESULTS
SUNNYVALE, CALIF. January 15, 2025 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2024 financial results ahead of its presentation at the 43rd Annual J.P. Morgan Healthcare Conference on January 15, 2025.
Financial and Operational Highlights
•Fourth quarter 2024 worldwide da Vinci procedures grew approximately 18% compared with the fourth quarter of 2023.
•Full year 2024 worldwide da Vinci procedures grew approximately 17% compared with 2023. The Company expects worldwide da Vinci procedures to increase approximately 13% to 16% in 2025 as compared to 2024.
•The Company placed 493 da Vinci surgical systems, of which 174 were da Vinci 5 systems, in the fourth quarter of 2024, an increase of 19% compared with 415 in the fourth quarter of 2023. During 2024, the Company placed 1,526 da Vinci surgical systems, of which 362 were da Vinci 5 systems, an increase of 11% compared with 1,370 systems in 2023.
•Preliminary fourth quarter 2024 revenue of approximately $2.41 billion increased by 25% compared with $1.93 billion in the fourth quarter of 2023. Preliminary 2024 revenue of approximately $8.35 billion increased by 17% compared with $7.12 billion in 2023.
•Fourth quarter 2024 expenses included a $45 million contribution to the Intuitive Foundation compared to a $40 million contribution to the Intuitive Foundation in the fourth quarter of 2023.
Preliminary Results
The Company expects fourth quarter 2024 revenue of approximately $2.41 billion, an increase of 25% compared with $1.93 billion in the fourth quarter of 2023. The Company expects 2024 revenue of approximately $8.35 billion, an increase of 17% compared with $7.12 billion in 2023. The unaudited results in this press release are preliminary and subject to the completion of the Company’s final closing procedures and annual independent audit and, therefore, are subject to adjustment.
Preliminary fourth quarter 2024 instruments and accessories revenue increased by 23% to approximately $1.41 billion, compared with $1.14 billion in the fourth quarter of 2023, primarily driven by growth in da Vinci and Ion procedure volume and customer buying patterns. Preliminary full year 2024 instruments and accessories revenue increased by 19% to approximately $5.08 billion, compared with $4.28 billion for 2023, primarily driven by growth in da Vinci and Ion procedure volume.
Fourth quarter 2024 da Vinci procedures increased approximately 18% compared with the fourth quarter of 2023. In 2024, approximately 2,683,000 surgical procedures were performed with da Vinci surgical systems, an increase of approximately 17% compared with approximately 2,286,000 surgical procedures performed with da Vinci surgical systems in 2023. The growth in the Company’s overall procedure volume in 2024 was largely attributable to 19% growth in United States (“U.S.”) general surgery procedures as well as 23% growth in outside of the U.S. total procedures, primarily driven by cancer procedures. The Company expects worldwide da Vinci procedures to increase approximately 13% to 16% in 2025.
Preliminary fourth quarter 2024 systems revenue increased by 36% to approximately $655 million, compared with $480 million in the fourth quarter of 2023. Higher systems revenue, in part, reflected a lower mix of leased systems relative to previous periods as well as higher da Vinci system average selling prices compared to the fourth quarter of 2023. Preliminary full year 2024 systems revenue increased by 17% to approximately $1.97 billion, compared with $1.68 billion for 2023.
The Company placed 493 da Vinci surgical systems, of which 174 were da Vinci 5 systems, in the fourth quarter of 2024, compared with 415 systems in the fourth quarter of 2023. The fourth quarter 2024 da Vinci surgical system placements included 222 systems placed under operating lease arrangements, of which 140 systems were placed under usage-based operating lease arrangements, compared with 201 systems placed under operating lease arrangements, of which 109 systems were placed under usage-based operating lease arrangements in the fourth quarter of 2023.
The Company placed 1,526 da Vinci surgical systems, of which 362 were da Vinci 5 systems, in 2024, compared with 1,370 systems in 2023. The 2024 da Vinci surgical system placements included 776 systems placed under operating lease arrangements, of which 467 systems were placed under usage-based operating lease arrangements, compared with 659 systems placed under operating lease arrangements, of which 355 systems were placed under usage-based operating lease arrangements in 2023.
Impact of COVID-19 Pandemic
During 2024, the Company did not experience noticeable procedure volume disruptions due to COVID-19. During the first quarter of 2023, in January, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in China, with a recovery during February and March. The Company also believes that a large portion of the patients in the backlog that required treatment during the COVID-19 pandemic have now been treated. Therefore, the Company believes that the impact of patient backlogs was immaterial to procedure volumes in 2024.
Commenting on the announcement, Intuitive CEO Gary Guthart said, “We are pleased with customer adoption of da Vinci 5, Ion, and SP during the quarter and full year. We remain focused on delivering the goals we share with our customers, centered on improving patient outcomes.”
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
The Company is scheduled to present at the 2025 J.P. Morgan Healthcare Conference on January 15, 2025, at 9:00 a.m. PST. The Company is scheduled to report its fourth quarter 2024 results during a conference call on January 23, 2025, at which point the Company will discuss the 2024 financial results in more detail. Dial in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive website.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic-assisted surgery. Our technologies include the da Vinci surgical systems and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.
Product and brand names/logos are trademarks or registered trademarks of Intuitive or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
The Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2024. Accordingly, all financial results described in this press release should be considered unaudited preliminary results and are subject to change to reflect any corrections or adjustments, or changes in accounting estimates, that are identified prior to the time that the Company is in a position to complete these filings. Actual results could differ materially from these preliminary results.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2024, expected procedure growth in 2025, customer adoption of the Company’s platforms, and the potential impacts of the COVID-19 pandemic on the Company’s business, financial condition, and results of operations. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: completion of the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures, the overall macroeconomic environment, which may impact customer spending and the Company’s costs, including tariffs, the levels of inflation, and interest rates; the conflict in Ukraine; conflicts in the Middle East, including Israel and Iran; disruption to the Company’s supply chain, including difficulties in obtaining a sufficient supply of materials; curtailed or delayed capital spending by hospitals; the impact of global and regional economic and credit market conditions on healthcare spending; delays in obtaining new product approvals, clearances, or certifications from the U.S. Food and Drug Administration (“FDA”), comparable regulatory authorities, or notified bodies; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and customer acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions; intellectual property positions and litigation; risks associated with the Company’s operations and any expansion outside of the U.S.; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole and single sourced suppliers; the results of legal proceedings to which the Company is or may become a party; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.